                                                                    Exhibit 10.2

                          EMPLOYEE BENEFITS AGREEMENT

                                by and between

                                FMC CORPORATION

                                      and

                            FMC TECHNOLOGIES, INC.










                           Dated as of May 30, 2001

                                TABLE OF CONTENTS
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ARTICLE I     DEFINITIONS...................................................................................   1

1.1      Aetna Annuity......................................................................................   1
1.2      Agreement .........................................................................................   1
1.3      ASO Contract ......................................................................................   1
1.4      Auditing Party ....................................................................................   1
1.5      Award .............................................................................................   1
1.6      Benefits and Employee Services Organization .......................................................   2
1.7      Benefits Database..................................................................................   2
1.8      Change ............................................................................................   2
1.9      Close of the Distribution Date ....................................................................   2
1.10     COBRA .............................................................................................   2
1.11     Code ..............................................................................................   2
1.12     Defined Contribution Plan .........................................................................   2
1.13     Defined Contribution Plan for Bargaining Unit Employees ...........................................   2
1.14     Distribution Date Ratio ...........................................................................   2
1.15     DOL ...............................................................................................   2
1.16     Enrolled Actuary ..................................................................................   2
1.17     ERISA .............................................................................................   2
1.18     Excluded Liabilities ..............................................................................   2
1.19     Executive Benefit Plans ...........................................................................   3
1.20     Flexible Benefits Plan ............................................................................   3
1.21     FMLA ..............................................................................................   3
1.22     Foreign Plans .....................................................................................   3
1.23     Group Insurance Policies ..........................................................................   3
1.24     Group Life Program ................................................................................   3
1.25     HCFA ..............................................................................................   3
1.26     Health and Welfare Plans ..........................................................................   3
1.27     HMO ...............................................................................................   3
1.28     HMO Agreements ....................................................................................   3
1.29     Immediately after the Distribution Date ...........................................................   4
1.30     Incentive Plan ....................................................................................   4
1.31     Individual Agreement ..............................................................................   4
1.32     Initial Pension Transfer
1.33     IPO Ratio..........................................................................................   4
1.34     IRS ...............................................................................................   4
1.35     Leave of Absence ..................................................................................   4
1.36     Legally Permissible ...............................................................................   4
1.37     Material Feature ..................................................................................   4
1.38     Medical Plan ......................................................................................   4
1.39     Non-Employee Director .............................................................................   4
1.40     Non-Employee Director Plan ........................................................................   5
1.41     Non-parties .......................................................................................   5
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                                      -i-
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1.42     Option ............................................................................................   5
1.43     Outsource .........................................................................................   5
1.44     Parent ............................................................................................   5
1.45     Parent Distribution Date Stock Value...............................................................   5
1.46     Parent Entity......................................................................................   5
1.47     Parent Executive...................................................................................   5
1.48     Parent IPO Stock Value.............................................................................   5
1.49     Parent Leave of Absence Programs...................................................................   5
1.50     Parent LTD Plan....................................................................................   5
1.51     Parent Transfer Date Stock Value...................................................................   5
1.52     Parent Transferred Employee........................................................................   6
1.53     Parent WCP.........................................................................................   6
1.54     Participating Company..............................................................................   6
1.55     PBGC ..............................................................................................   6
1.56     Pension Interest...................................................................................   6
1.57     Pension Plan.......................................................................................   6
1.58     Plan ..............................................................................................   6
1.59     Prudential Annuity.................................................................................   6
1.60     Puerto Rico Medical and Dental Plan................................................................   7
1.61     Puerto Rico Pension Plan...........................................................................   7
1.62     Puerto Rico Savings Plan...........................................................................   7
1.63     QDRO ..............................................................................................   7
1.64     QMCSO .............................................................................................   7
1.65     Rabbi Trusts.......................................................................................   7
1.66     Savings Plan(s)....................................................................................   7
1.67     Separation and Distribution Agreement..............................................................   7
1.68     Supplemental Pension Plan..........................................................................   7
1.69     Technologies.......................................................................................   7
1.70     Technologies Administrative Employees..............................................................   7
1.71     Technologies Distribution Date Stock Value.........................................................   8
1.72     Technologies Entity................................................................................   8
1.73     Technologies Individual............................................................................   8
1.74     Technologies IPO Stock Value.......................................................................   8
1.75     Technologies Transfer Date Stock Value.............................................................   8
1.76     Technologies WCP Claims............................................................................   8
1.77     Transfer Date......................................................................................   8
1.78     Transfer Date Ratio................................................................................   8
1.79     Transferred Individual.............................................................................   8
1.80     VEBA ..............................................................................................   9
1.81     VEBA Plans.........................................................................................   9

ARTICLE II.   GENERAL PRINCIPLES............................................................................   9

2.1      Assumption of Liabilities..........................................................................   9
2.2      Technologies Participation in Parent Plans.........................................................   9
2.3      Establishment of Technologies Plans................................................................   10

2.4      Terms of Participation by Transferred Individuals in Technologies
         Plans and Technologies Non-Employee Directors in the Technologies
         Non-Employee Director Plan.........................................................................   11
2.5      Procedures for Amendments to Plans, Plan Designs, Administrative Practices and Vendor Contracts....   12
2.6      Best Efforts.......................................................................................   13
2.7      Regulatory Compliance..............................................................................   13

ARTICLE III.   DEFINED BENEFIT PLANS........................................................................   13

3.1      Assumption of Certain Assets and Certain Liabilities by Technologies Pension Plan..................   13
3.2      Pension Asset Transfers............................................................................   14
3.3      Assumption of Parent Puerto Rico Pension Plan......................................................   14

ARTICLE IV.   DEFINED CONTRIBUTION PLANS....................................................................   14

4.1      Defined Contribution Plans and Defined Contribution Plan for Bargaining
         Unit Employees.....................................................................................   14
4.2      Defined Contribution Plan Asset Transfer...........................................................   15
4.3      Assumption of Parent Puerto Rico Savings Plan......................................................   15

ARTICLE V.   HEALTH AND WELFARE PLANS.......................................................................   15

5.1      Assumption of Health and Welfare Plans' Liabilities................................................   15
5.2      Establishment of Mirror VEBA.......................................................................   16
5.3      VEBA Asset Transfers...............................................................................   16
5.4      Investments of and Distribution from VEBAs.........................................................   16
5.5      Vendor Contracts...................................................................................   16
5.6      Parent Long-Term Disability........................................................................   18
5.7      Post-Retirement Health and Life Insurance Benefits.................................................   18
5.8      COBRA..............................................................................................   19
5.9      Leave of Absence Programs..........................................................................   19
5.10     Parent Workers' Compensation Program...............................................................   20
5.11     Post-Distribution Transitional Arrangements........................................................   22

ARTICLE VI.   EXECUTIVE BENEFITS AND NON-EMPLOYEE DIRECTOR
              BENEFITS......................................................................................   23

6.1      Assumption of Obligations..........................................................................   23
6.2      Consents, Notifications and Assignments............................................................   23
6.3      Parent Incentive Plans.............................................................................   24
6.4      Parent Award Deferrals.............................................................................   25
6.5      Non-Employee Director Benefits.....................................................................   25
6.6      Rabbi Trust........................................................................................   27

ARTICLE VII.   OTHER BENEFITS...............................................................................   28
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                                     -iii-

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ARTICLE VIII.  GENERAL AND ADMINISTRATIVE...................................................................   28

8.1      Payment of Administrative Costs and Expenses.......................................................   28
8.2      Payment of Liabilities, Plan Expenses and Related Matters..........................................   29
8.3      Sharing of Participant Information.................................................................   30
8.4      Reporting and Disclosure and Communications to Participants........................................   30
8.5      Non-Termination of Employment; No Third-Party Beneficiaries........................................   30
8.6      Plan Audits........................................................................................   31
8.7      Beneficiary Designations...........................................................................   31
8.8      Requests for IRS Rulings and DOL Opinions..........................................................   32
8.9      Fiduciary Matters..................................................................................   32
8.10     Payroll Taxes and Reporting of Compensation........................................................   32
8.11     Collective Bargaining..............................................................................   33
8.12     Consent of Third Parties...........................................................................   33

ARTICLE IX. FOREIGN PLANS...................................................................................   33

ARTICLE X.  MISCELLANEOUS...................................................................................   34

10.1     Effect If Distribution Does Not Occur..............................................................   34
10.2     Relationship of Parties............................................................................   34
10.3     Affiliates.........................................................................................   34
10.4     Incorporation of Separation and Distribution Agreement Provisions..................................   34
10.5     Governing Law......................................................................................   35

                          EMPLOYEE BENEFITS AGREEMENT

                                   RECITALS

     This EMPLOYEE BENEFITS AGREEMENT (this "Agreement"), dated as of May 30,
                                             ---------
2001 is by and between FMC CORPORATION, a Delaware corporation ("Parent"), and
                                                                 ------
FMC TECHNOLOGIES, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Technologies").
         ------------

     WHEREAS, the Board of Directors of Parent has determined that it is in the best interests of Parent and its stockholders to separate Parent's existing businesses into two independent companies;

     WHEREAS, in furtherance of the foregoing, Parent and Technologies have entered into a Separation and Distribution Agreement, dated as of the date hereof (the "Separation and Distribution Agreement") and certain other
             -------------------------------------
agreements that will govern certain matters relating to the Separation and the Contribution, the IPO, the Distribution and the relationship of Parent, Technologies, and their respective Subsidiaries following the IPO and the Distribution; and

     WHEREAS, pursuant to the Separation and Distribution Agreement, Parent and Technologies have agreed to enter into this Agreement allocating assets, liabilities and responsibilities with respect to certain employee and director compensation and benefit plans and programs between them.

     NOW, THEREFORE, in consideration of the premises, and of the agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Any capitalized terms that are used in this Agreement but not defined herein (other than the names of Parent employee benefit plans) shall have the meanings set forth in the Separation and Distribution Agreement, and, as used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     1.1 Aetna Annuity means the non-participating group annuity contract issued by Aetna Life Insurance Company funding a portion of the Parent Pension Plan.

     1.2 Agreement means this Employee Benefits Agreement, including all the Schedules and Exhibits hereto.

     1.3  ASO Contract is defined in Section 5.5(a)(i).
                                     -----------------

     1.4  Auditing Party is defined in Section 8.6(a)(i).
                                       -----------------

     1.5  Award means an award under an Incentive Plan.

     1.6 Benefits and Employee Services Organization means the Employee Service Center and corporate human resources department, including human resources information systems and relocation, each of which shall be a part of Parent through April 30, 2001 and each of which shall become a part of Technologies effective as of May 1, 2001.

     1.7  Benefits Database is defined in Section 5.11(c)(iii).
                                          --------------------

     1.8  Change is defined in Section 2.5(b)(i).
                               -----------------

     1.9 Close of the Distribution Date means 11:59:59 P.M. City of Chicago time on the Distribution Date.

     1.10 COBRA means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Sections 601 through 608 of ERISA.

     1.11 Code means the Internal Revenue Code of 1986, as amended, or any successor Federal income tax law. Reference to a specific Code provision also includes any proposed, temporary or final regulation in force under that provision.

     1.12 Defined Contribution Plan, when immediately preceded by "Parent," means the FMC Corporation Savings and Investment Plan. When immediately preceded by "Technologies," Defined Contribution Plan means the plan to be established by Technologies pursuant to Section 2.3 that corresponds to both the Parent Defined
                         -----------
Contribution Plan and the Parent Defined Contribution Plan for Bargaining Unit Employees.

     1.13 Defined Contribution Plan for Bargaining Unit Employees means the FMC Corporation Savings and Investment Plan for Bargaining Unit Employees.

     1.14 Distribution Date Ratio means the amount obtained by dividing the Parent Distribution Date Stock Value by the Technologies Distribution Date Stock Value.

     1.15 DOL means the United States Department of Labor.

     1.16 Enrolled Actuary means Hewitt Associates, 100 Half Day Road, Lincolnshire, Illinois 60069.

     1.17 ERISA means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary or final regulation in force under that provision.

     1.18 Excluded Liabilities means any Liabilities to or relating to Parent Transferred Employees and their respective dependents and beneficiaries relating to, arising out of or resulting from employment by Technologies or a Technologies Entity before becoming Parent Transferred Employees or employment by Parent or a Parent Entity (including, without limitation, Liabilities under Parent Plans).

     1.19 Executive Benefit Plans, when immediately preceded by "Parent," means the executive benefit and nonqualified plans, programs and arrangements established, maintained, agreed upon or assumed by Parent or a Parent Entity for the benefit of executive employees and former executive employees of Parent or a Parent Entity before the Close of the Distribution Date, as set forth on Schedule A. When immediately preceded by "Technologies," Executive Benefit Plans
----------
means the plans to be established by Technologies pursuant to Section 2.3 that
                                                              -----------
correspond to the respective Parent Executive Benefit Plans. Executive Benefit Plans do not include Foreign Plans.

     1.20 Flexible Benefits Plan, when immediately preceded by "Parent," means the FMC Flexible Benefits Plan. When immediately preceded by "Technologies," Flexible Benefits Plan means the portion of the plan to be established by Technologies pursuant to Section 2.3 that corresponds to the Parent Flexible
                         -----------
Benefits Plan.

     1.21 FMLA means the Family and Medical Leave Act of 1993, as amended.

     1.22 Foreign Plans, when immediately preceded by "Parent," means the plans, programs and arrangements established, maintained, agreed upon or assumed by Parent or a Parent Entity primarily for the benefit of individuals substantially all of whom are nonresident aliens of the United States before the Close of Distribution Date, as set forth on Schedule B. When immediately preceded by
                                   ----------
"Technologies," Foreign Plans means the plans to be established by Technologies pursuant to Section 2.3 that correspond to the respective Parent Foreign Plans.
            -----------

     1.23 Group Insurance Policies is defined in Section 5.5(b)(i).
                                                 -----------------

     1.24 Group Life Program, when immediately preceded by "Parent," means the portion of the FMC Corporation Welfare Benefits Plan that provides group basic life insurance coverage, and the portion of the Parent VEBA, if any, that provides group supplemental life insurance coverage for the benefit of employees and retirees of Parent and certain Parent entities established, maintained, agreed upon or assumed by Parent or a Parent Entity before the Close of the Distribution Date. When immediately preceded by "Technologies," Group Life Program means the plans to be established by Technologies pursuant to Section
                                                                      -------
2.3 that correspond to the respective Parent Group Life Program.
---

     1.25 HCFA means the Health Care Financing Administration.

     1.26 Health and Welfare Plans, when immediately preceded by "Parent," means the health and welfare plans, programs and arrangements established and maintained, agreed upon or assumed by Parent or a Parent Entity for the benefit of employees and retirees of Parent and certain Parent Entities, before the Close of the Distribution Date, as set forth on Schedule C. When immediately
                                                ----------
preceded by "Technologies," Health and Welfare Plans means the plans to be established by Technologies pursuant to Section 2.3 that correspond to the
                                        -----------
respective Parent Health and Welfare Plans. Health and Welfare Plans do not include Foreign Plans.

     1.27 HMO means a health maintenance organization that provides insured benefits under the Parent Medical Plans or the Technologies Medical Plans.

     1.28 HMO Agreements is defined in Section 5.5(c)(i).
                                       -----------------

     1.29 Immediately after the Distribution Date means 12:00 A.M. City of Chicago time on the day after the Distribution Date.

     1.30 Incentive Plan, when immediately preceded by "Parent," means any of the cash and stock-based incentive plans, programs and arrangements established, maintained, agreed upon or assumed by Parent for the benefit of employees of Parent or a Parent Entity before the Close of the Distribution Date, as set forth on Schedule D. When immediately preceded by "Technologies," Incentive Plan
         ----------
means the Incentive Plan to be established by Technologies pursuant to Section
                                                                       -------
2.3 that corresponds to the Parent Incentive Plan and the Parent Non-Employee
---
Director Plan. Incentive Plans do not include Foreign Plans.

     1.31 Individual Agreement means an individual contract or agreement (whether written or unwritten) entered into between Parent, a Parent Entity, Technologies or a

Technologies Entity and a Parent Executive that establishes the right of such individual to special executive compensation or benefits, including, without limitation, supplemental pension benefit, hiring bonus, loan, guaranteed payment, special allowance, tax equalization or disability benefit.

     1.32 Initial Pension Transfer means an amount estimated by the Enrolled Actuary to be equal to eighty-five percent (85%) of the amount described in
Section 3.2(a) as of the close of business on April 30, 2001.
--------------

     1.33 IPO Ratio means the amount obtained by dividing the Parent IPO Stock Value by the Technologies IPO Stock Value.

     1.34 IRS means the Internal Revenue Service.

     1.35 Leave of Absence means any authorized leave of absence, including, without limitation, leaves of absence for short-term disability, long-term disability and workers' compensation.

     1.36 Legally Permissible is defined in Section 5.10(a)(iv).
                                            -------------------

     1.37 Material Feature means any feature of a Plan that could reasonably be expected to be of material importance to the sponsoring employer or the participants and beneficiaries of the Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source and level of benefits provided by the employer under such Plan and the amount or level of contributions, if any, required to be made by participants (or their dependents or beneficiaries) to such Plan.

     1.38 Medical Plan, when immediately preceded by "Parent," means the portion of the FMC Corporation Welfare Benefits Plan that provides medical benefits to employees and retirees of Parent and certain Parent Entities established, maintained, agreed upon or assumed by Parent or a Parent Entity. When immediately preceded by "Technologies," Medical Plan means the portion of the plan to be established by Technologies pursuant to Section 2.3 that corresponds
                                                   -----------
to the Parent Medical Plan.

     1.39 Non-Employee Director, when immediately preceded by "Parent," means a member of Parent's Board of Directors who is not an employee of Parent, a Parent Entity, Technologies or a Technologies Entity, and who is not a Technologies Non-Employee Director. When immediately preceded by "Technologies," Non-Employee Director means a member of Technologies' Board of Directors who is not an employee of Parent, a Parent Entity, Technologies or a Technologies Entity, and who is not a Parent Non-Employee Director. When immediately preceded by "Parent and Technologies," Non-Employee Director means a member of Parent's Board of Directors and Technologies' Board of Directors who is not an employee of Parent, a Parent Entity, Technologies or a Technologies Entity.

     1.40 Non-Employee Director Plan, when immediately preceded by "Parent," means the FMC Corporation Compensation Plan for Non-Employee Directors, and when immediately preceded by "Technologies," Non-Employee Director Plan means the portion of the Technologies Incentive Plan to be established by Technologies pursuant to Section 2.3 that corresponds to the Parent Non-Employee Director
            -----------
Plan.

     1.41 Non-parties is defined in Section 8.6(a)(ii).
                                    ------------------

     1.42 Option, when immediately preceded by "Parent," means an option to purchase Parent Common Stock. When immediately preceded by "Technologies," Option means an option to purchase Technologies Common Stock, in each case pursuant to an Incentive Plan.

     1.43 Outsource is defined in Section 5.10(a)(iii).
                                  --------------------

     1.44 Parent is defined in the first paragraph of Recitals to this Agreement.

     1.45 Parent Distribution Date Stock Value means the closing price of the Parent Common Stock as listed on the NYSE on the Distribution Date.

     1.46 Parent Entity means any Person that is, at the relevant time, an Affiliate of Parent, except that, for periods beginning on and after the Assumption Time, the term "Parent Entity" shall not include Technologies or a Technologies Entity.

     1.47 Parent Executive means an employee or former employee of Parent, a Parent Entity, Technologies or a Technologies Entity, who immediately before the Close of the Distribution Date is eligible to participate in or receive a benefit under any Parent Executive Benefit Plan.

     1.48 Parent IPO Stock Value means the closing price of the Parent Common Stock as listed on the NYSE on the trading day immediately preceding the IPO Date.

     1.49 Parent Leave of Absence Programs means the Short-Term Disability Leave, Union Business Leave, Military Leave, FMLA Leave and any other leave programs offered from time to time under the personnel policies and practices of Parent.

     1.50 Parent LTD Plan means the FMC Long-Term Disability Plan.

     1.51 Parent Transfer Date Stock Value means, with respect to any Technologies Administrative Employee, the closing price of the Parent Common Stock as listed on the NYSE on the trading day immediately preceding the Transfer Date.

     1.52 Parent Transferred Employee means an individual who (a) on May 1, 2001, is either actively employed by or on Leave of Absence from Technologies or a Technologies Entity, if such individual is part of a work group or organization that, at any time before the Close of the Distribution Date, moves to the employ of Parent or a Parent Entity; (b) on May 1, 2001, is either actively employed by or on Leave of Absence from a Parent Entity that becomes a Technologies Entity before the Close of the Distribution Date, if such individual, at any time before the Close of the Distribution Date, moves to the employ of Parent or a Parent Entity that does not become a Technologies Entity before the Close of the Distribution Date; or (c) on May 1, 2001, is either actively employed by or on Leave of Absence from Technologies or a Technologies Entity in a common support function, is at any time before the Close of the Distribution Date designated by Parent for transfer to Parent or a Parent Entity and, at any time after May 1, 2001 and before the Close of the Distribution Date, moves to the employ of Parent or a Parent Entity. In addition, Parent and Technologies may designate, by mutual agreement, any other individual or group of individuals as Parent Transferred Employees.

     1.53 Parent WCP means the Parent Workers' Compensation Program, comprised of the various arrangements established by Parent or a Parent Entity to comply with the workers' compensation requirements of the states in which Parent and its Affiliates conduct business.

     1.54 Participating Company means (a) Parent, and (b) any Person, other than an individual, that is, by the terms of such a Plan, participating in such Plan or has any employees who are, by the terms of such Plan, participating in such Plan.

     1.55 PBGC means the Pension Benefit Guaranty Corporation.

     1.56 Pension Interest means the amount of the net earnings or losses, as the case may be, on the average of the daily balances of (a) the amount described by Section 3.2(a), less (b) the amount described by Section 3.2(b),
             --------------                                   --------------
less (c) the Initial Pension Transfer, based upon the actual rate of return earned by the Parent Pension Plan for each full month from May 1, 2001 and prior to the date of asset transfer, and based upon an interest rate of six and one-half percent (6.5%) per annum for the period beginning on the first day of the month containing the asset transfer date and ending on the date immediately preceding the date of asset transfer.

     1.57 Pension Plan, when immediately preceded by "Parent," means the FMC Corporation Employees' Retirement Program. When immediately preceded by "Technologies," Pension Plan means the pension plan to be established by Technologies pursuant to Section 2.3 that corresponds to the Parent Pension
                         -----------
Plan.

     1.58 Plan, when immediately preceded by "Parent" or "Technologies," means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, annuity contract, insurance policy or other agreement or funding vehicle providing benefits to employees, former employees, dependents of employees or former employees, or Non-Employee Directors of Parent or Technologies or Parent and Technologies, as applicable, other than Foreign Plans.

     1.59 Prudential Annuity means the participating group annuity contract issued by The Prudential Insurance Company of America funding a portion of the Parent Pension Plan.

     1.60 Puerto Rico Medical and Dental Plan, when immediately preceded by "Parent," means the FMC Puerto Rico Medical and Dental Plan. When immediately preceded by "Technologies," Puerto Rico Medical and Dental Plan means the Parent Puerto Rico Medical and Dental Plan to be assumed by Technologies pursuant to
Section 2.3.
-----------

     1.61 Puerto Rico Pension Plan, when immediately preceded by "Parent," means the FMC Puerto Rico Retirement Plan. When immediately preceded by
"Technologies," Puerto Rico Pension Plan means the Parent Puerto Rico Pension Plan to be assumed by Technologies pursuant to Section 2.3.
                                               -----------

     1.62 Puerto Rico Savings Plan, when immediately preceded by "Parent," means the FMC Puerto Rico Savings and Investment Plan. When immediately preceded by

"Technologies," Puerto Rico Savings Plan means the Parent Puerto Rico Savings Plan to be assumed by Technologies pursuant to Section 2.3.
                                               -----------

     1.63 QDRO means a domestic relations order which qualifies under Section 414(p) of the Code and Section 206(d) of ERISA and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under the Parent Pension Plan and/or one of the Parent Savings Plans.

     1.64 QMCSO means a medical child support order which qualifies under
Section 609(a) of ERISA and which creates or recognizes an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under a Parent Medical Plan.

     1.65 Rabbi Trusts, when immediately preceded by "Parent," means the FMC Executive Severance Trust, the FMC Supplemental Pension Trust, the FMC Non-Qualified Retirement and Thrift Trust and the Moorco International, Inc. Executive Retirement Trust. When immediately preceded by "Technologies," Rabbi Trust means the grantor trusts to be established by Technologies pursuant to
Section 6.6(a) that correspond to the respective Parent Rabbi Trusts.
--------------

     1.66 Savings Plan(s), when immediately preceded by "Parent," means the Parent Defined Contribution Plan and the Parent Defined Contribution Plan for Bargaining Unit Employees. When immediately preceded by "Technologies," Savings Plan means the Technologies Defined Contribution Plan.

     1.67 Separation and Distribution Agreement is defined in the third paragraph of the Recitals to this Agreement.

     1.68 Supplemental Pension Plan, when immediately preceded by "Parent," means the Parent Salaried Employees' Equivalent Retirement Plan. When immediately preceded by "Technologies," Supplemental Pension Plan means the supplemental pension plan to be established by Technologies that corresponds to the Parent Supplemental Pension Plan pursuant to Section 2.3.
                                                 -----------

     1.69 Technologies is defined in the first paragraph of Recitals to this Agreement.

     1.70 Technologies Administrative Employees is defined in Section 8.1(b).
                                                              --------------

     1.71 Technologies Distribution Date Stock Value means the closing price of the Technologies Common Stock as listed on the NYSE on the Distribution Date.

     1.72 Technologies Entity means any Person that is, at the relevant time, a Subsidiary or an Affiliate of Technologies.

     1.73 Technologies Individual means any individual other than any Parent Transferred Employee who (a) on May 1, 2001, is either actively employed by or on Leave of Absence from Technologies or a Technologies Entity; (b) is either actively employed by or on Leave of Absence from Parent or a Parent Entity and moves from the employ of Parent or a Parent Entity to the employ of Technologies or a Technologies Entity before the Close of the Distribution

Date; (c) is either actively employed by or on Leave of Absence from a Parent Entity that becomes a Technologies Entity before the Close of the Distribution Date; or (d) is a Technologies Administrative Employee. In addition, Parent and Technologies may designate, by mutual agreement, any other individual or group of individuals as Technologies Individuals.

     1.74 Technologies IPO Stock Value means the initial public offering price of the Technologies Common Stock offered to investors in the IPO.

     1.75 Technologies Transfer Date Stock Value means, with respect to a Technologies Individual, the closing price of the Technologies Common Stock as listed on the NYSE on the trading day immediately preceding the Transfer Date.

     1.76 Technologies WCP Claims is defined in Section 5.10(a)(i).
                                                ------------------

     1.77 Transfer Date means, with respect to a Technologies Administrative Employee, the later of the Distribution Date and the date he or she becomes a Technologies Individual.

     1.78 Transfer Date Ratio means, with respect to a Technologies Administrative Employee, the amount obtained by dividing the Parent Transfer Date Stock Value with respect to such Technologies Administrative Employee by the Technologies Transfer Date Stock Value with respect to such Technologies Administrative Employee.

     1.79 Transferred Individual means any individual who, as of the Close of the Distribution Date (or with respect to the Technologies Pension Plan and the Technologies Supplemental Pension Plan any individual who, as of May 1, 2001) is: (a) either actively employed by or on Leave of Absence from Technologies or a Technologies Entity; or (b) neither actively employed by, nor on a Leave of Absence from, Technologies or a Technologies Entity, but who (i) was a Technologies Individual, or (ii) whose most recent active employment with Parent or a past or present Affiliate of Parent was with one of the corporate divisions constituting part of the Technologies Business, as set forth on Schedule E.
                                                                ----------
Transferred Individuals shall also include the Technologies Administrative Employees from and after the Transfer Date. An alternate payee under a QDRO, an alternate recipient under a QMCSO, a beneficiary or a covered dependent, in each case, of an employee or former employee described in either of the preceding two sentences shall also be a Transferred Individual with respect to that employee's or former employee's benefit under the applicable Plans. Such an alternate payee, alternate recipient, beneficiary or covered dependent shall not otherwise be considered a Transferred Individual with respect to his or her own benefits under any applicable Plans unless he or she is a Transferred Individual by virtue of either of the first two sentences of this definition. In addition, Parent and Technologies may designate, by mutual agreement, any other individuals, or group of individuals, as Transferred Individuals. An individual may be a Transferred Individual pursuant to this definition regardless of whether such individual is or was a Technologies Individual and regardless of whether such individual is, as of the Distribution Date (or, with respect to the Technologies Pension Plan and the Technologies Supplemental Pension Plan, May 1,
2001), alive, actively employed, on a temporary Leave of Absence from active employment, on layoff, terminated from employment, retired or on any other type of employment or post-employment status relative to a Parent Plan, and regardless of whether, as of the Close of the Distribution

Date (or, with respect to the Technologies Pension Plan and the Technologies Supplemental Pension Plan, May 1, 2001), such individual is then receiving any benefits from a Parent Plan.

     1.80 VEBA, when immediately preceded by "Parent," means the FMC Master Welfare Benefits Trust. When immediately preceded by "Technologies," VEBA means the trust, if any, to be established by Technologies pursuant to Section 2.3
                                                                 -----------
that corresponds to the Parent VEBA.

     1.81 VEBA Plans is defined in Section 5.3.
                                   -----------

                                  ARTICLE II
                              GENERAL PRINCIPLES

     2.1 Assumption of Liabilities. Technologies hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, all of the following, regardless of when or where such Liabilities arose or arise or were or are incurred, except as expressly provided otherwise in this
Agreement: (a) all Liabilities to or relating to Technologies Individuals and Transferred Individuals, and their respective dependents and beneficiaries, in each case relating to, arising out of or resulting from employment by Parent or a Parent Entity before becoming Technologies Individuals or Transferred Individuals, respectively, including, without limitation, Liabilities under Parent Plans and Technologies Plans; (b) all other Liabilities to or relating to Technologies Individuals, Transferred Individuals and other employees or former employees of Technologies or a Technologies Entity, and their respective dependents and beneficiaries, in each case relating to, arising out of or resulting from future, present or former employment with Technologies or a Technologies Entity, including, without limitation, Liabilities under Parent Plans and Technologies Plans; (c) all Liabilities relating to, arising out of or resulting from any other actual or alleged employment relationship with Technologies or a Technologies Entity, including, without limitation, all Liabilities relating to, arising out of or resulting from any collective bargaining agreement covering any Technologies Individuals or Transferred Individuals; and (d) all other Liabilities relating to, arising out of or resulting from obligations and responsibilities expressly assumed or retained by Technologies, a Technologies Entity, or a Technologies Plan pursuant to this Agreement. Notwithstanding the foregoing, Technologies shall not, by virtue of any provision of this Agreement or the Separation and Distribution Agreement, be deemed to have assumed any Excluded Liabilities.

     2.2  Technologies Participation in Parent Plans.

          (a) Participation in Parent Plans. Effective as of May 1, 2001 and subject to the terms and conditions of this Agreement, Technologies and each Technologies Entity that is not, as of the date hereof, a Participating Company in any Parent Plan shall become a Participating Company in each Parent Plan, other than the Parent Pension Plan and the Parent Supplemental Pension Plan, to the extent in effect as of May 1, 2001. Effective as of May 1, 2001 each Technologies Entity that is, as of the date of this Agreement, a Participating Company in a Parent Plan shall continue as such; provided, however, that each Technologies Entity that is, as of the date of this Agreement, a Participating Company in the Parent Pension Plan and the Parent Supplemental Pension Plan shall cease being a Participating Company in the Parent Pension Plan and the Parent Supplemental Pension Plan effective as of May 1, 2001. Notwithstanding the foregoing, the Foreign Plans shall be governed by Article IX hereof.
                                                      ----------

          (b) Parent's General Obligations as Plan Sponsor. Effective May 1, 2001, Parent shall transfer responsibility to Technologies to administer, or cause to be administered, in accordance with their terms and applicable law, the Parent Plans, and from and after May 1, 2001 through December 31, 2002, Technologies shall have the sole discretion and authority to interpret the Parent Plans as set forth therein consistent with Section 2.5(e).

          (c) Technologies' General Obligations as Participating Company. Technologies shall perform with respect to its participation in the Parent Plans, and shall cause each Technologies Entity with respect to its participation in the Parent Plans to perform, the duties of a Participating Company as set forth in such Plans or any procedures adopted pursuant thereto, including, without limitation: (i) assisting in the administration of claims to the extent requested by the claims administrator of the applicable Parent Plan;
(ii) cooperating fully with Parent Plan auditors, benefit personnel and benefit vendors; (iii) preserving the confidentiality of all financial arrangements Parent has or may have with any vendors, claims administrators, trustees or any other entity or individual with whom Parent has entered into an agreement relating to the Parent Plans; and (iv) preserving the confidentiality of all participant health information. From and after May 1, 2001 through December 31, 2002, Parent shall perform and shall cause each Parent Entity to perform the duties described above as if it were a Participating Company.

          (d) Termination of Participating Company Status. Effective as of May 1, 2001, each of Technologies and each Technologies Entity shall cease to be a Participating Company in the Parent Pension Plan and the Parent Supplemental Pension Plan. Effective as of the Close of the Distribution Date, each of Technologies and each Technologies Entity shall cease to be a Participating Company in the Parent Plans, other than the Parent Pension Plan and the Parent Supplemental Pension Plan.

     2.3 Establishment of Technologies Plans. Effective as of the Distribution Date, Technologies shall adopt, cause to be adopted, or shall assume, as applicable, the Technologies Savings Plan, Technologies Puerto Rico Savings Plan, Technologies Puerto Rico Pension Plan, Technologies Puerto Rico Medical and Dental Plan, Technologies Foreign Plans, Technologies Health and Welfare Plans and Technologies Executive Benefit Plans (other than the Parent Supplemental Pension Plan) for the benefit of the Transferred Individuals and other current, future and former employees of Technologies and the Technologies Entities. The foregoing Technologies Plans as in effect as of the Distribution Date shall be substantially identical in all Material Features to the corresponding Parent Plans as in effect as of the Close of the Distribution Date. Effective as of May 1, 2001, Technologies shall adopt, or cause to be adopted, the Technologies Pension Plan and the Technologies Supplemental Pension Plan for the benefit of the Transferred Individuals and other current, future and former employees of Technologies and the Technologies Entities. The Technologies Pension Plan and the Technologies Supplemental Pension Plan as in effect as of May 1, 2001 shall each be substantially identical in all Material Features to the Parent Pension Plan and the Parent Supplemental Pension Plan as in effect as of May 1, 2001. Notwithstanding the foregoing, the Foreign Plans shall be governed by Article IX hereof. Notwithstanding the foregoing, the
                     ----------
Technologies Incentive Plan, including the Technologies Non-Employee Director Plan, shall be adopted by Technologies and approved by Parent as sole shareholder of Technologies, before the IPO Date, to become effective as of May 1, 2001. The Technologies Incentive Plan shall be substantially identical in all Material Features to the corresponding Parent Incentive Plan and the Parent Non-Employee Director Plan, except that such Technologies Incentive Plan shall provide for all stock-based awards to be based upon Technologies Common Stock rather than Parent Common Stock.

         2.4 Terms of Participation by Transferred Individuals in Technologies Plans and Technologies Non-Employee Directors in the Technologies Non-Employee Director Plan.

               (a) Technologies Plans. The Technologies Plans shall be, with respect to Transferred Individuals, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding Parent Plans. Parent and Technologies shall agree on methods and procedures, including, without limitation, amending the respective Plan documents, to prevent Transferred Individuals from receiving duplicative benefits from the Parent Plans and the Technologies Plans. With respect to Transferred Individuals, each Technologies Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Close of the Distribution Date, were recognized under the corresponding Parent Plan shall, as of Immediately after the Distribution Date, receive full recognition, credit and validity and be taken into account under such Technologies Plan to the same extent as if such items occurred under such Technologies Plan, except to the extent that duplication of benefits would result. The provisions of this Agreement that provide for the transfer of assets from the Parent Plans to the corresponding Technologies Plans are based upon the understanding of the parties that each such Technologies Plan will assume all Liabilities of the corresponding Parent Plan to or relating to Transferred Individuals, as provided for herein. If any such Liabilities are not effectively assumed by the appropriate Technologies Plan, then the amount of assets transferred to the Technologies Plan from the corresponding Parent Plan shall be recomputed, ab initio, as set forth below but taking into account the retention of such Liabilities by such Parent Plan, and assets shall be transferred by the Technologies Plan to the Parent Plan so as to place each such Plan in the position it would have been in, had the initial asset transfer been made in accordance with such recomputed amount of assets.

               (b) Technologies Non-Employee Director Plan. With respect to the Technologies Non-Employee Directors who participated in the corresponding Parent Non-Employee Director Plan prior to the Distribution Date, the Technologies Non-Employee Director Plan shall be, in all respects the successor in interest to, and shall not provide benefits that duplicate benefits provided by, the Parent Non-Employee Director Plan. With respect to the Parent and Technologies Non-Employee Directors who, prior to the Distribution Date participated in, and who continue to participate in the corresponding Parent Non-Employee Director Plan after the Distribution Date, the Technologies Non-Employee Director Plan shall be the successor in interest to a portion of, and shall not provide benefits that duplicate benefits provided by the Parent Non-Employee Director Plan.

         2.5 Procedures for Amendments to Plans, Plan Designs, Administrative Practices and Vendor Contracts.

               (a) Amendments to Plan Documents. From May 1, 2001 through December 31, 2002, no amendment to any Parent Plan or Technologies Plan shall be effective unless the party intending to amend a Plan has the consent of the other party, or the amendment is required by applicable law, or the party intending to amend its Plan has: (i) given the other party written notice of the intention to amend, accompanied by a copy of the proposed amendment, at least ninety (90) days in advance of the earlier of
(A) the proposed amendment effective date, or (B) the proposed amendment adoption date; and (ii) agreed to bear all of the costs of implementing the amendment incurred by the Benefits and Employee Services Organization, third-party administrators, insurance companies and other vendors and passed through to one or both of the parties.

         (b) Changes in Vendor Contracts, Group Insurance Policies, Plan Design and Administration Practices and Procedures.

               (i) From May 1, 2001 through December 31, 2002, neither Parent nor Technologies shall materially modify, or take other action which would have a material effect on, any of the following (each such modification, a "Change") without complying with Section 2.5(b)(ii) unless the party intending to make
                       ------------------
such Change has the consent of the other party or such Change is required by law or is made to comply with the terms of Section 5.5: (A) the termination date,
                                       -----------
administration or operation of (1) an ASO contract between Parent or Technologies and a third-party administrator, (2) a Group Insurance Policy issued to Parent or Technologies or (3) an HMO Agreement with Parent or Technologies; (B) the design of either a Parent Plan or a Technologies Plan; or
(C) the financing, operation, administration or delivery of benefits under either a Parent Plan or a Technologies Plan.

               (ii) Neither Parent nor Technologies shall make any Change unless the party intending to make the Change has: (A) given the other party written notice of the intention to make the Change, accompanied by a written description of the Change, at least ninety (90) days in advance of the proposed effective date of the Change; and (B) agreed to bear all of the costs of implementing the Change which are incurred by the Benefits and Employee Services Organization, all third-party administrators, insurance companies, HMOs and other vendors and passed through to one or both of the parties.

          (c) Other Amendments or Changes. If Parent or Technologies desires to amend a Plan and/or make a Change that requires compliance with, but cannot satisfy all of the conditions of Section 2.5(a) or Section 2.5(b)(ii), the party
                                 --------------    ------------------
desiring to make the amendment or Change may submit a written request for approval of the amendment or Change, accompanied by a written description of the amendment or Change, to the Vice President, Human Resources of the party from which approval is requested. The desired amendment or Change may be implemented only if approved in writing by the Vice President of Human Resources of both parties. Notwithstanding the foregoing, the Foreign Plans shall be governed by
Article IX hereof.
----------

          (d)  Employee Contributions. Notwithstanding the provisions of Section
                                                                         -------
2.5(a) and Section 2.5(b), as of the first January 1 after the Distribution
------     --------------
Date, Parent and Technologies shall each have the independent right, in its sole discretion and without compliance with Section 2.5(a) and Section 2.5(b), to
                                       --------------     --------------
increase or decrease the amount of employee contributions under its respective Plans.

               (e) Joint Administration. From the date of this Agreement through December 31, 2002, the management and administration of the Parent Plans, Technologies Plans, and all ASO Contracts, Group Insurance Policies, HMO Agreements and other vendor contracts entered into or issued for the administration of the Parent Plans and/or the Technologies Plans, including, without limitation, the claims appeals, shall be conducted under the supervision of the Vice President, Human Resources of Parent and Technologies, on the one hand, and the Chief Human Resources Officer of Parent, on the other hand, who shall provide strategic oversight and direction of the cohesive administration of the Parent Plans and the Technologies Plans. Issues that cannot be resolved by the Vice President, Human Resources of Parent and Technologies, on the one hand, and the Chief Human Resources Officer of Parent, on the other hand shall be decided in accordance with Section 12.1 of the Separation and Distribution Agreement.

         2.6 Best Efforts. Parent and Technologies shall use their reasonable best efforts to (a) enter into any necessary agreements to accomplish the assumptions and transfers contemplated by this Agreement; and (b) provide for the maintenance of the necessary participant records, the appointment of the trustees and the engagement of recordkeepers, investment managers, providers, insurers, etc.

         2.7 Regulatory Compliance. Parent and Technologies shall, in connection with the actions taken pursuant to this Agreement, cooperate in making any and all appropriate filings required under the Code, ERISA and any applicable securities laws, implementing all appropriate communications with participants, transferring appropriate records and taking all such other actions as may be necessary and appropriate to implement the provisions of this Agreement in a timely manner.

                                  ARTICLE III
                              DEFINED BENEFIT PLANS

         3.1 Assumption of Certain Assets and Certain Liabilities by Technologies Pension Plan. Parent shall cause the Parent Pension Plan to transfer to the Technologies Pension Plan assets equal to the amounts described in Section 3.2 at such times as described in Section 3.2. The Technologies
   -----------                               -----------
Pension Plan shall assume all Liabilities for benefits payable to Transferred Individuals under the Parent Pension Plan as of the later of May 1, 2001 and the Transfer Date of such Transferred Individual, and, neither Parent nor the Parent Pension Plan shall retain Liabilities for such benefits from and after the date such Liabilities are assumed by the Technologies Pension Plan. Parent shall cause the Parent Pension Plan to file Form 5310-A with the IRS on or before April 1, 2001. Parent shall take such action as is necessary to cause the Technologies Pension Plan to become the holder of the portion of the Aetna Annuity that provides benefits to the Transferred Individuals. Parent and Technologies shall use their reasonable best efforts to effectuate a transfer of the portion of the Prudential Annuity that provides benefits to the Transferred Individuals. With respect to all other assets, Parent and Technologies agree to use their best efforts to make transfers in kind to the extent practicable so as to preserve the investment decisions as in effect on the date of transfer.

         3.2 Pension Asset Transfers. The total amount transferred from the trust funding the Parent Pension Plan to the trust funding the Technologies Pension Plan pursuant to this Section 3.2 shall be an amount equal to (a) less
                              -----------
(b), as adjusted by (c), where:

          (a) equals the portion of the total assets of the Parent Pension Plan which the Enrolled Actuary shall determine is allocable to the spun-off Technologies Pension Plan for the benefit of the Transferred Individuals;

          (b) equals the aggregate benefit payments made from the Parent Pension Plan in respect of Transferred Individuals on the first day of each month from May 1, 2001 through the date immediately preceding the date of the asset transfer; and

          (c) equals the amount of the Pension Interest from May 1, 2001 through the date immediately preceding the date of the asset transfer.

          On May 1, 2001, or, as soon as practicable thereafter, Parent shall cause the trustee of the trust funding the Parent Pension Plan to transfer to the trustee of the trust funding the Technologies Pension Plan the Initial Pension Transfer. Parent shall cause the trustee of the trust funding the Parent Pension Plan to make a subsequent asset transfer or transfers to the trustee of the trust funding the Technologies Pension Plan in an aggregate amount equal to the difference between the amount described in (a) and the Initial Pension Transfer, less the amount described in (b), as adjusted by (c) as soon as practicable following the final calculation of the amount described in (a), but in no event shall such transfer or transfers be later than May 1, 2002. All of the calculations to be made under this Section 3.2 shall be made by the Enrolled
                                       -----------
Actuary using the actuarial assumptions set forth on Schedule F, and such
                                                     ----------
calculations shall comply with the requirements of Section 414(l) of the Code as a result of the Enrolled Actuary performing an allocation of total plan assets amongst the various priority categories described in Section 4044 of ERISA.

          3.3 Assumption of Parent Puerto Rico Pension Plan. Prior to the Distribution Date, Technologies shall take, or cause to be taken, all such action as is necessary to become the successor sponsor of, and assume all Liabilities for, the Parent Puerto Rico Pension Plan and the Puerto Rican trust funding the Parent Puerto Rico Pension Plan, effective Immediately after the Distribution Date.

                                   ARTICLE IV
                           DEFINED CONTRIBUTION PLANS

          4.1 Defined Contribution Plans and Defined Contribution Plan for Bargaining Unit Employees. Effective Immediately after the Distribution Date, Parent shall cause the trustee of the master trust funding each of the Parent Savings Plans to transfer to the trustee of the trust funding the corresponding Technologies Savings Plan the amounts described in Section 4.2. As of the time
                                                   -----------
of such transfer, the Technologies Defined Contribution Plan shall assume and be solely responsible for all Liabilities to or relating to Transferred Individuals under the Parent Defined Contribution Plan and the Parent Defined Contribution Plan for Bargaining Unit Employees, respectively.

          4.2 Defined Contribution Plan Asset Transfer. For each asset transfer from the Parent Savings Plans to the Technologies Savings Plan pursuant to
Section 4.1, the amount transferred pursuant to this Section 4.2 shall equal the
-----------                                          -----------
value of the balances of all accounts of the participants in the Parent Defined Contribution Plan and the Parent Defined Contribution Plan for Bargaining Unit Employees who are, as of the date of transfer, Transferred Individuals. Effective Immediately after the Distribution Date, the Parent Savings Plan shall transfer one-half (1/2) of the balance of the forfeitures account to the Technologies Savings Plan. Transfers of Parent Common Stock and Technologies Common Stock and participant loans shall be made in kind. With respect to all other assets, Parent and Technologies agree to use their best efforts to make transfers in kind to the extent practicable so as to preserve the investments of the Transferred Individuals as in effect on the date of such transfer.

          4.3 Assumption of Parent Puerto Rico Savings Plan. Prior to Distribution Date, Technologies shall take, or cause to be taken, all such action as is necessary to become the successor sponsor of, and assume all Liabilities for, the Parent Puerto Rico Savings Plan and the Puerto Rican trust funding the Parent Puerto Rico Savings Plan, effective Immediately after the Distribution Date.

                                   ARTICLE V
                            HEALTH AND WELFARE PLANS

         5.1   Assumption of Health and Welfare Plans' Liabilities.

                    (a) Effective Immediately after the Distribution Date, all Liabilities to or relating to Transferred Individuals under the Parent Health and Welfare Plans shall cease to be Liabilities of the Parent Health and Welfare Plans and shall be assumed by the corresponding Technologies Health and Welfare Plans, irrespective of when the claim underlying any such Liabilities was incurred.

                    (b)  Notwithstanding Section 5.1(a), all treatments which
                                         --------------
have been pre-certified for or are being provided to a Transferred Individual as of the Close of the Distribution Date shall be provided without interruption under the appropriate Parent Health and Welfare Plan until such treatment is concluded or discontinued pursuant to applicable plan rules and limitations, but Technologies shall continue to be responsible for all Liabilities relating to, arising out of, or resulting from such on-going treatments as of the Close of the Distribution Date.

                    (c) Prior to the Distribution Date, Technologies shall take, or cause to be taken all such action as is necessary to become the successor sponsor of, and assume all Liabilities for, the Parent Puerto Rico Medical and Dental Plan, including, without limitation, any insurance contract or other funding vehicle, effective Immediately after the Distribution Date.

          5.2 Establishment of Mirror VEBA. To the extent that assets and liabilities remain in the Parent VEBA as of the Distribution Date, effective Immediately after the Distribution Date, Technologies shall establish, or cause to be established, the Technologies VEBA, for the purpose of funding outstanding long-term disability, supplemental life insurance and other applicable benefits under the Technologies Health and Welfare Plans. Such trust shall meet the requirements of Code (S)(S) 419, 419A, 501(a) and 501(c)(9).

          5.3 VEBA Asset Transfers. To the extent that assets and liabilities remain in the Parent VEBA as of the Distribution Date, this Section 5.3 shall
                                                            -----------
govern the transfer of assets from the Parent VEBA to the Technologies VEBA. As soon as practicable after the Close of the Distribution Date, the Enrolled Actuary shall determine the aggregate present value, as of the Close of the Distribution Date, of the future benefit obligations of each Parent Plan funded by the Parent VEBA ("VEBA Plans"), with respect to Transferred Individuals who are eligible to receive benefits under the applicable VEBA Plan as of the Close of the Distribution Date. As soon as practicable after such determination is made, there shall be transferred from the Parent VEBA to the Technologies VEBA an amount of assets having a fair market value on the date of transfer equal to the product of (a) the aggregate present value of the projected future benefit obligations to Transferred Individuals, divided by (b) the aggregate of all such present values of the projected future benefits to all participants under the VEBA Plans, multiplied by (c) the fair market value of the assets of the Parent VEBA on the date of transfer, adjusted to take into account the extent to which Parent and/or Technologies has opted to forego reimbursement from the VEBA of any benefit obligation that was paid by Parent or Technologies, as applicable, on or after the Assumption Time and before the Close of the Distribution Date.

          5.4 Investments of and Distributions from VEBAs. Before the Close of the Distribution Date, Parent shall have sole authority to direct the trustee of the Parent VEBA as to the investment of any trust assets, including, but not limited to, the use of plan assets to purchase insurance contracts and the distributions and/or transfers of trust assets to Parent, Technologies, any Participating Company in the VEBA, any paying agent, any successor trustee or any other Person.

          5.5  Vendor Contracts.

                    (a)  Third-Party ASO Contracts.

                         (i)   Parent and Technologies shall use their
reasonable best efforts to amend each administrative services only contract with a third-party administrator that relates to any of the Parent Health and Welfare Plans (an "ASO Contract") in existence as of the date of this Agreement that is applicable to Transferred Individuals to permit Technologies to participate in the terms and conditions of such ASO Contract from Immediately after the Distribution Date until December 31, 2002. Parent and Technologies shall use their reasonable best efforts to cause all ASO Contracts entered into after the date of this Agreement but before the Close of the Distribution Date to allow Technologies to participate in the terms and conditions thereof effective Immediately after the Distribution Date on the same basis as Parent.

                         (ii)  The permissible ways in which Technologies'
participation may be effectuated include automatically making Technologies a party to the ASO Contracts or obligating the third party to enter into a separate ASO Contract with Technologies providing for the same terms and conditions as are contained in the ASO Contracts to which Parent is a party. Such terms and conditions shall include the financial and termination provisions, performance standards, methodology, auditing policies, quality measures and reporting requirements.

                         (iii) If by September 1, 2001, Parent and Technologies
determine that they will not be successful in negotiating contract language that will permit compliance with

Section 5.5(a)(i) and Section 5.5(a)(ii), Technologies shall, effective
-----------------     ------------------
Immediately after the Distribution Date, adopt a contingency plan.

          (b)  Group Insurance Policies.

               (i)    This Section 5.5(b) applies to group insurance policies
                      -------------------
not subject to allocation or transfer pursuant to the foregoing provisions of this Article V ("Group Insurance Policies").

               (ii) Parent and Technologies shall use their reasonable best efforts to amend each Group Insurance Policy in existence as of the date of this Agreement that is applicable to Transferred Individuals for the provision or administration of benefits under the Parent Health and Welfare Plans to permit Technologies to participate in the terms and conditions of such policy from Immediately after the Distribution Date until December 31, 2002. Parent and Technologies shall use their reasonable best efforts to cause all Group Insurance Policies that are applicable to Transferred Individuals entered into or renewed after the date of this Agreement but before the Close of the Distribution Date to allow Technologies to participate in the terms and conditions thereof effective Immediately after the Distribution Date on the same basis as Parent.

               (iii) Technologies' participation in the terms and conditions of each such Group Insurance Policy shall be effectuated by obligating the insurance company that issued such insurance policy to Parent to issue one or more separate policies to Technologies. Such terms and conditions shall include, without limitation, the financial and termination provisions, performance standards and target claims.

               (iv) If by September 1, 2001, Parent and Technologies determine that they will not be successful in negotiating policy provisions that will permit compliance with Section 5.5(b)(ii) and Section 5.5(b)(iii), Parent and
                       ------------------     -------------------
Technologies shall use their reasonable best efforts to either continue to cover Technologies under Parent's Group Insurance Policies or procure a separate policy for Technologies until Technologies has procured such separate insurance policy or made other arrangements for replacement coverage and Technologies shall bear all costs incurred to continue such coverage.

          (c)  HMO Agreements.

               (i) Parent and Technologies shall use their reasonable best efforts to amend all agreements with HMOs that provide medical services under the Parent Medical Plan ("HMO Agreements") in existence as of the date of this Agreement that are applicable to Transferred Individuals to permit Technologies to participate in the terms and conditions of such HMO Agreements, in each case, from Immediately after the Distribution Date until December 31, 2002. Parent and Technologies shall use their reasonable best efforts to cause all HMO Agreements entered into after the date of this Agreement but before the Close of the Distribution Date to allow Technologies to participate in the terms and conditions of such HMO Agreements from Immediately after the Distribution Date until December 31, 2002 on the same basis as Parent.

               (ii) The permissible ways in which Technologies' participation may be effectuated include, without limitation, automatically making Technologies a party to the HMO Agreements or obligating the HMOs to enter into agreements with Technologies that are identical to the HMO Agreements. Such terms and conditions shall include, without limitation, the financial and termination provisions of the HMO Agreements.

               (iii) If by September 1, 2001, Parent and Technologies determine that they will not be successful in negotiating arrangements that will permit compliance with Section 5.5(c)(i) and Section 5.5(c)(ii), Parent and
                -----------------     ------------------
Technologies shall use their reasonable best efforts to arrange for the continued provision under its HMO Agreements of medical services to Technologies Medical Plan participants from Immediately after the Distribution Date through December 31, 2002, and Technologies shall bear all costs incurred to continue such services.

          (d) Effect of Change in Rates. Parent and Technologies shall use their reasonable best efforts to cause each of the insurance companies, HMOs and third-party administrators providing services and benefits under the Parent Health and Welfare Plans and the Technologies Health and Welfare Plans to maintain the premium and/or administrative rates based on the aggregate number of participants in both the Parent Health and Welfare Plans and the Technologies Health and Welfare Plans through December 31, 2002. To the extent they are not successful in such efforts, Parent and Technologies shall each bear the revised premium or administrative rates attributable to the individuals covered by their respective Health and Welfare Plans.

     5.6 Parent Long-Term Disability. Effective May 1, 2001, Technologies shall assume responsibility for administering claims incurred under the Parent LTD Plan pursuant to the terms of the Parent LTD Plan through such ASOs or Group Insurance Policies as may be in effect from time to time through December 31, 2002 and under the Technologies LTD Plan from and after the Distribution Date. Technologies shall administer such claims in the same manner, and using the same methods and procedures, as Parent used in administering such claims. Technologies shall have sole discretionary authority to make any necessary determinations with respect to such claims, including, without limitation, entering into settlements with respect to such claims. Any determination made or settlements entered into by Technologies or its agents with respect to such claims shall be final and binding.

     5.7 Post-Retirement Health and Life Insurance Benefits. Effective as of May 1, 2001, Technologies shall assume responsibility for the administration of post-retirement health and life insurance benefits under the applicable Parent Health and Welfare Plans through December 31, 2002 and under the applicable Technologies Health and Welfare Plans from and after the Distribution Date. As soon as practicable after December 31, 2002, Technologies shall provide Parent with a list of all individuals who are, as of December 31, 2002, receiving retiree medical or dental coverage under the Parent Health and Welfare Plans and/or post-retirement life insurance coverage under the Parent Group Life Program, including, without limitation, all information necessary to calculate the individuals' cost for such coverage; and a list of all individuals who are, as of December 31, 2002, to the best knowledge of Technologies, eligible to receive retiree medical or dental coverage under the Parent Health and Welfare Plans and/or post-retirement life insurance coverage under the Parent Group Life Program; and, for both lists, the type of retiree medical or dental coverage and the level of life insurance coverage which they are receiving or for which they are eligible, as applicable. Parent shall retain all liability for premiums due to and any administration of the United Mine Workers Association Combined Benefit Fund under the Coal Industry Retiree Health Benefit Act of 1992.

         5.8 COBRA. Effective as of May 1, 2001, Technologies shall assume responsibility for administering compliance with the health care continuation coverage requirements of COBRA and the Parent Health and Welfare Plans through December 31, 2002 and the Technologies Health and Welfare Plans from and after the Distribution Date, including, without limitation, filing all necessary employee change notices with respect to their respective employees in accordance with applicable COBRA policies and procedures.

         5.9  Leave of Absence Programs.

               (a) Effective May 1, 2001, Technologies shall assume responsibility for administering compliance with the Parent Leave of Absence Programs through December 31, 2002 and the Technologies Leave of Absence Programs from and after the Distribution Date; provided, that, Parent and the Parent Entities and Technologies and the Technologies Entities shall be responsible for determining whether their respective employees are eligible for leave under their respective Leave of Absence Programs in accordance with such programs.

               (b) Effective Immediately after the Distribution Date: (i) Technologies shall adopt, and shall cause each Technologies Entity to adopt, leave of absence programs which are substantially identical in all Material Features to the Parent Leave of Absence Programs as in effect on the Distribution Date; (ii) Technologies shall honor, and shall cause each Technologies Entity to honor, all terms and conditions of leaves of absence which have been granted to any Transferred Individual under a Parent Leave of Absence Programs before the Close of the Distribution Date by Parent, Technologies, or a Technologies Entity, including, without limitation, such leaves that are to commence after the Distribution Date; (iii) each party shall be solely responsible for administering leaves of absence and compliance with FMLA with respect to their employees; and (iv) Technologies and each Technologies Entity shall recognize all periods of service of Transferred Individuals with Parent or a Parent Entity, as applicable, to the extent such service is recognized by Parent for the purpose of eligibility for leave entitlement under the Parent Leave of Absence Programs; provided, that no duplication of benefits shall be required by the foregoing.

               (c) As soon as administratively practicable after December 31, 2002, Technologies shall provide to Parent copies of all records pertaining to all individuals then covered under the Parent Leave of Absence Programs to the extent such records have not been provided previously to Parent or a Parent Entity.

         5.10 Parent Workers' Compensation Program.

               (a)  Administration of Claims.

                    (i) Through the Close of the Distribution Date or such earlier date as may be agreed by Parent and Technologies, (A) Parent shall continue to be responsible for the administration of all claims that (1) are, or have been, incurred under the Parent WCP before the Close of the Distribution Date by Transferred Individuals, Technologies Individuals and other employees and former employees of Technologies and the Technologies Entities through the Close of the Distribution Date ("Technologies WCP Claims") and (2)
                                             -----------------------
have been historically administered by Parent or its insurance company, and (B) Technologies shall continue to be responsible for the administration of all Technologies WCP Claims that have been historically administered by Technologies, if any.

               (ii) Effective Immediately after the Distribution Date or such earlier date as may be agreed by Parent and Technologies, (A) Technologies shall, to the extent Legally Permissible (as defined below), be responsible for the administration of all Technologies WCP Claims, whether those claims were previously administered by Parent or Technologies, and (B) Parent shall be responsible for the administration of all Technologies WCP Claims not administered by Technologies pursuant to clause (A), whether previously administered by Parent or Technologies and whether under the self-insured or insured portion of the Parent WCP. Any determination made, or settlement entered into, by either party or its insurance company with respect to Technologies WCP Claims for which it is administratively responsible shall be final and binding upon the other party.

               (iii) Each party shall fully cooperate with the other with respect to the administration and reporting of Technologies WCP Claims, the payment of Technologies WCP Claims determined to be payable, and the transfer of the administration of any Technologies WCP Claims to the other party as determined under Section 5.10(a)(ii). Either party shall have the right to
                 -------------------
"outsource" (i.e., transfer the administration of claims to a third party
 ---------
administrator or cause claims to be paid through insurance) any and all Technologies WCP Claims for which it is administratively responsible.

               (iv)   For purposes of this Section 5.10(a), "Legally
                                           --------------    -------
Permissible" shall be determined on a state-by-state basis, and shall mean that
-----------
administration of Technologies WCP Claims by Technologies both (A) is permissible under the applicable state's workers' compensation laws taking into
-----------
account all relevant facts, including, without limitation, that Technologies may have a self-insurance certificate in that state and (B) would not have a material adverse effect on Parent's self-insurance certificate within that state. If it is determined that, in a particular state, it is Legally Permissible for Technologies to administer Technologies WCP Claims, then Technologies shall be responsible for the administration of all Technologies WCP Claims incurred in that state, whether previously administered by Parent, Technologies, or an insurance company. If it is determined that, in a particular state, it is not Legally Permissible for Technologies to administer Technologies WCP Claims, then Parent shall be responsible for the administration of all Technologies WCP Claims incurred in that state, whether previously administered by Parent, Technologies, or an insurance company.

          (b)  Self-Insurance Status.

               (i) Parent shall amend its certificates of self-insurance with respect to workers' compensation and any applicable group workers' compensation insurance policies to include Technologies until the Close of the Distribution Date, and Technologies shall fully cooperate with Parent in obtaining such amendments. All costs incurred by Parent in amending such certificates or group insurance policies, including, without limitation, filing fees, adjustments of security and excess loss policies and amendment of safety programs, shall be shared equally by Parent and Technologies. Parent shall use its reasonable best efforts to obtain self-insurance status for workers' compensation for Technologies effective Immediately after the Distribution Date in each jurisdiction in which Technologies conducts business and in which Parent is self-insured, if Parent and Technologies determine that such status is beneficial to Technologies. Technologies hereby authorizes Parent to take all actions necessary and appropriate on its behalf in order to obtain such self-insurance status.

               (ii) Parent shall also arrange a contingent insured or other arrangement for payment of workers' compensation claims, into which Technologies shall enter if and to the extent that Parent fails to obtain self-insured status for Technologies as provided in Section 5.10(b)(i), unless Technologies obtains
                                ------------------
another such arrangement that is effective Immediately after the Distribution Date, in which event Technologies shall reimburse Parent for any expenses incurred by Parent in procuring such contingent arrangement.

          (c)  Insurance Policy.

               (i) In the event the workers' compensation insurance policy that Parent maintains under the Parent WCP expires before the Distribution Date, Parent shall use its reasonable best efforts to renew such policy and to cause the issuing insurance company to issue a separate policy to Technologies. If Parent is not able to cause such insurance company to issue such separate insurance policy, Technologies shall use its reasonable best efforts to procure a separate policy from another insurance company or to obtain self-insurance status, and Parent shall use its reasonable best efforts to continue to cover Technologies under its renewed policy until the earlier of (A) the date on which Technologies' application for such self-insurance status is approved or (B) the date on which a separate insurance policy is procured. Technologies shall compensate Parent for all costs incurred by Parent to continue such coverage. Any claims incurred by Transferred Individuals after the Close of the Distribution Date that will be covered under and during any such continuation of coverage shall be treated as being incurred before the Close of the Distribution Date for purposes of determining the party responsible for the administration of benefits.

               (ii) Parent shall use its best effort to maintain the premium rates for all workers' compensation insurance policies for both Parent and Technologies in effect for periods through the Close of the Distribution Date to be based on the aggregate number of employees covered under the workers' compensation insurance policies of both Parent and Technologies. Any premiums due under the separate workers' compensation insurance issued to Technologies shall be payable by Technologies.

     5.11 Post-Distribution Transitional Arrangements.

          (a)  Continuance of Elections, Co-Payments and Maximum Benefits.

               (i) Technologies shall cause the Technologies Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by Transferred Individuals under the Parent Health and Welfare Plans and apply such elections under the Technologies Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment from

Parent to Technologies at any time before the Close of the Distribution Date shall neither constitute nor be treated as a "status change" under the Parent
                                              -------------
Health and Welfare Plans or the Technologies Health and Welfare Plans.

               (ii) Technologies shall cause the Technologies Health and Welfare Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to which such expenses have been incurred by Transferred Individuals under the Parent Health and Welfare Plans for the remainder of the year in which the Distribution occurs, and (B) all benefits paid to Transferred Individuals under the Parent Health and Welfare Plans for purposes of determining when such persons have reached their lifetime maximum benefits under the Technologies Health and Welfare Plans.

               (iii) Technologies shall (A) provide coverage to Transferred Individuals under the Technologies Group Life Program without the need to undergo a physical examination or otherwise provide evidence of insurability, and (B) recognize and maintain all irrevocable assignments and accelerated benefit option elections made by Transferred Individuals under the Parent Group Life Program. Notwithstanding anything herein to the contrary, Transferred Individuals who elect a change in life insurance coverage may be subject to rules of the insurer, including without limitation, physical examination or other evidence of insurability.

          (b) HCFA Data Match. Effective as of May 1, 2001, Technologies shall assume administrative responsibility for HCFA data match reports and all Liabilities relating to, arising out of or resulting from claims verified by Parent or Technologies under the HCFA data match reports for Transferred Individuals. Technologies shall not change any employee identification numbers assigned by Parent without notifying Parent of the change and the new employee identification number. As soon as administratively practicable after December 31, 2002, Technologies shall transfer all information to Parent to allow Parent to verify HCFA data match reports for its employees and former employees.

          (c)  Other Post-Distribution Transitional Rules.

               (i) Parent Flexible Benefits Plan. To the extent any Transferred Individual contributed to an account under the Parent Flexible Benefits Plan during the calendar year that includes the Distribution Date, effective as of the Close of the Distribution Date, Parent shall transfer to the Technologies Flexible Benefits Plan the account balances of Transferred Individuals for such calendar year under the Parent Flexible Benefits Plan, regardless of whether the account balance is positive or negative.

               (ii) Health and Welfare Plans Subrogation Recovery. After the Close of the Distribution Date, Technologies shall pay to Parent or the Parent Health and Welfare Plan or the Technologies Health and Welfare Plan, as appropriate, any amounts Technologies recovers from time to time through subrogation or otherwise for claims incurred by or reimbursed to any participant of Parent's Health and Welfare Plans or Technologies' Health and Welfare Plans. After the Close of the Distribution Date, Parent shall pay to Technologies or the Technologies Health and Welfare Plan or the Parent Health and Welfare Plan, as appropriate, any amounts Parent recovers from time to time through subrogation or otherwise for claims incurred by or reimbursed to any participant of Parent's Health and Welfare Plans or Technologies' Health and Welfare Plans.

               (iii) Exchange of Historical Data. After the Close of the Distribution Date both Parent and Technologies shall have access to claims data configured on the Aetna database or archives, if applicable, and to eligibility, disability, medical and demographic data configured on the Benefits and Employee Services Organization database ("Benefits Database"), or archives, if
                                 -----------------
applicable, for all historical periods up to and including, without limitation, eligibility, incurred claims and Benefits Database data for purposes of administering the Parent Medical Plans and the Technologies Medical Plans until such time as Technologies transfers the portion of the Benefits Database applicable to the Parent Medical Plans after December 31, 2002. Parent and Technologies shall cooperate in the collection of claims, eligibility and data during the period from May 1, 2001 through December 31, 2002, and share all such data which shall be accessible through the Benefits and Employee Services Organization.

                                  ARTICLE VI
             EXECUTIVE BENEFITS AND NON-EMPLOYEE DIRECTOR BENEFITS

          6.1 Assumption of Obligations. Except as provided in this Agreement, effective Immediately after the Distribution Date, Technologies shall assume and be solely responsible for all Liabilities to or relating to Technologies Individuals under all Parent Executive Benefit Plans. None of the transactions contemplated by the Separation and Distribution Agreement or any of the Ancillary Agreements, including, without limitation, this Agreement constitute a change in control for purposes of any Plan.

          6.2 Consents, Notifications and Assignments. Parent and Technologies shall use their reasonable best efforts to obtain, or cause to be obtained, to the extent necessary, the written consent of each Technologies Individual who is a party to an Individual Agreement to the treatment of such Individual Agreement in accordance with this Article VI, including, without limitation, the
                        ----------
assumption by Technologies of sole responsibility for, and the release of Parent from, all Liabilities thereunder; provided, that no failure to seek or to obtain any such consent shall have any effect upon the obligations of Technologies with respect to such Liabilities. Parent shall use its reasonable best efforts to assign any annuity contracts owned by Parent for the purpose of making payment of benefits to any Technologies Individual.

          6.3 Parent Incentive Plans. Parent and Technologies shall use their reasonable best efforts to take all actions necessary or appropriate so that each outstanding Award granted under any Parent Incentive Plan held by any Technologies Individual (or Transferred Individual, as applicable) shall be replaced as set forth in this Section 6.3 with an Award under the Technologies
                              -----------
Incentive Plan in a manner that is consistent with the adjustment provisions of the Parent Incentive Plan, as interpreted by the Compensation and Organization Committee of the Board of Directors of Parent. Each such replacement Award shall otherwise have the same terms and conditions as were applicable to the corresponding Parent Award as of the date immediately preceding the date of the replacement Award under the Technologies Incentive Plan, as set forth in this
Section 6.3. Dividend equivalent rights on replacement Awards issued under the
-----------
Technologies Incentive Plan, if any, shall be payable with reference to dividends on

Technologies Common Stock. Technologies shall not issue Awards with respect to fractional shares.

          (a) Stock Options. Technologies shall cause each Award consisting of a Parent Option that is outstanding as of the Close of the Distribution Date (or, in the case of a Technologies Administrative Employee, as of the Transfer
Date) and is held by a Technologies Individual to be replaced under the Technologies Incentive Plan, effective Immediately after the Distribution Date (or, in the case of a Technologies Administrative Employee, as of the Transfer
Date), with a Technologies Option. Such Technologies Option shall provide for the purchase of a number of shares of Technologies Common Stock equal to the number of shares of Parent Common Stock subject to such Parent Option as of the Close of the Distribution Date (or, in the case of a Technologies Administrative Employee, as of the Transfer Date) multiplied by the Distribution Date Ratio (or, in the case of a Technologies Administrative Employee, the Transfer Date Ratio), and then rounded down to the nearest whole share. Technologies shall pay to the holder of each such replacement Technologies Option, upon exercise of all or any portion of such replacement Technologies Option, cash in lieu of any fractional share eliminated by such rounding down of shares equal to the product of (i) the fraction represented by such fractional share; and (ii) (A) the excess of the closing price of the Technologies Common Stock as listed on the NYSE on the date of exercise over (B) the per-share exercise price of such Parent Option as of the Close of the Distribution Date, divided by the Distribution Date Ratio. The per-share exercise price of such Technologies Option shall be equal to the per-share exercise price of the Parent Option as of the Close of the Distribution Date (or, in the case of a Technologies Administrative Employee, as of the Transfer Date); divided by the Distribution Date Ratio (or, in the case of a Technologies Administrative Employee, the Transfer Date Ratio).

     (b) Restricted Stock. Technologies shall cause each Award that consists of restricted shares of Parent Common Stock that is outstanding as of the close of business on the day immediately preceding the IPO Date and is held by a Technologies Individual or the Technologies Chairman of the Board of Directors to be replaced under the Technologies Incentive Plan, effective immediately after the IPO Date, with a new Award consisting of a number of restricted shares of Technologies Common Stock equal to the number of restricted shares of Parent Common Stock constituting such Award as of the close of business on the day immediately preceding the IPO Date, multiplied by the IPO Ratio, and then rounded down to the nearest whole share. Technologies shall cause each Award that consists of restricted shares of Parent Common Stock that is outstanding as of the Close of the Distribution Date and is held by a Technologies Individual (or, in the case of a Technologies Administrative Employee, as of the close of business on the day immediately preceding the Transfer Date) to be replaced under the Technologies Incentive Plan, effective immediately after the Distribution Date (or, in the case of a Technologies Administrative Employee, as of the Transfer Date), with a new Award consisting of a number of restricted shares of Technologies Common Stock equal to the number of restricted shares of Parent Common Stock constituting such Award as of the Close of the Distribution Date, (or, in the case of a Technologies Administrative Employee, as of the close of business on the day immediately preceding the Transfer Date), multiplied by the Distribution Date Ratio (or, in the case of a Technologies Administrative Employee, the Transfer Date Ratio), and then rounded down to the nearest whole share. Technologies shall pay to the holder of each such replacement Award, at the time such replacement Award vests, cash in lieu of any fractional share eliminated by such rounding down of shares equal to the product of (i) the fraction represented by such fractional share; and (ii) the closing price of the Technologies Common Stock as listed on the NYSE on the date such replacement Award vests.

          6.4 Parent Award Deferrals. Immediately after the Distribution Date, (or, in the case of a Technologies Administrative Employee, the Transfer Date), the balance of any Technologies Individual in the Parent stock fund under the FMC Corporation Non-Qualified Savings and Investment Plan as of the Close of the Distribution Date shall be transferred to a Technologies stock fund under the Technologies Non-Qualified Savings and Investment Plan, with a number of Technologies shares equal to the number of Parent shares under the FMC Corporation Non-Qualified Savings and Investment Plan as of the Close of the Distribution Date (or, in the case of a Technologies Administrative Employee, the Transfer Date), multiplied by the Distribution Date Ratio (or, in the case of a Technologies Administrative Employee, the Transfer Date Ratio), then rounded down to the nearest whole share.

          6.5  Non-Employee Director Benefits.

                  (a) Technologies Non-Employee Directors. As of the Distribution Date, Technologies shall assume and be solely responsible for all Liabilities under the Parent Non-Employee Director Plan to or relating to Parent Non-Employee Directors who become Technologies Non-Employee Directors and cease to be Parent Non-Employee Directors. As of the Distribution Date, Technologies shall assume and be solely responsible for a portion of the Liabilities under the Parent Non-Employee Director Plan to or relating to Parent and Technologies Non-Employee Directors, as determined in accordance with this Section 6.5.
                                                              -----------
Parent and Technologies shall use their reasonable best efforts to take all actions necessary or appropriate so that each applicable outstanding Award granted under the Parent Non-Employee Director Plan (or, with respect to Robert
N. Burt, the Parent Incentive Plan) held by a Technologies Non-Employee Director or a Parent and Technologies Non-Employee Director shall be replaced in a manner that is consistent with the adjustment provisions of the Parent Non-Employee Director Plan (or, the Parent Incentive Plan), each as interpreted by the Compensation and Organization Committee of the Board of Directors of Parent. Each such Technologies Award shall otherwise have the same terms and conditions as were applicable to the corresponding Parent Award as of the Close of the Distribution Date, except that dividend equivalent rights, if any, shall be payable after the Distribution Date with reference to dividends on Technologies Common Stock. Technologies shall not issue Awards with respect to fractional shares.

                  (b) Deferred Stock Awards of Non-Employee Directors. Effective Immediately after the Distribution Date, the balance (or, with respect to a Parent and Technologies Non-Employee Director, up to one half (1/2) of the balance, as elected by the Parent and Technologies Non-Employee Director) of a Technologies Non-Employee Director (or a Parent and Technologies Non-Employee Director) in the Parent share unit account under the Parent Non-Employee Director Plan shall be transferred to a Technologies share unit account, under the Technologies Incentive Plan, with a number of Technologies share units equal to the total (or, with respect to a Parent and Technologies Non-Employee Director, up to one half (1/2) of the total, as elected by the Parent and Technologies Non-Employee Director) number of Parent share units under the Parent Non-Employee Director Plan as of the Distribution Date multiplied by the Distribution Date Ratio and then rounded down to the nearest whole unit.

Technologies shall pay to the holder of each such replacement share unit account, at the time such share unit account is distributed to the holder, cash in lieu of any fractional share eliminated by such rounding down of shares equal to the product of (i) the fraction represented by such fractional share; and
(ii) the closing price of the Technologies Common Stock as listed on the NYSE on the date such share unit account is distributed to the holder.

          (c) Stock Option Awards of Non-Employee Directors. Effective Immediately after the Distribution Date, Technologies shall cause all (or, with respect to a Parent and Technologies Non-Employee Director, up to one half (1/2) of all, as elected by the Parent and Technologies Non-Employee Director) Parent Options under the Parent Non-Employee Director Plan (or, with respect to Robert
N. Burt, Parent Options under the Parent Incentive Plan) that are outstanding as of the Close of the Distribution Date and are held by a Technologies Non-Employee Director (or a Parent and Technologies Non-Employee Director) to be replaced, with a Technologies Option. Such Technologies Option shall provide for the purchase of a number of shares of Technologies Common Stock equal to the total (or, with respect to a Parent and Technologies Non-Employee Director, up to one half (1/2) of the total, as elected by the Parent and Technologies Non-Employee Director) number of shares of Parent Common Stock subject to such Parent Option as of the Close of the Distribution Date, multiplied by the Distribution Date Ratio, and then rounded down to the nearest whole share. Technologies shall pay to the holder of each such replacement Technologies Option, upon exercise of all or any portion of such replacement Technologies Option, cash in lieu of any fractional share eliminated by such rounding down of shares equal to the product of (i) the fraction represented by such fractional share; and (ii) (A) the excess of the closing price of the Technologies Common Stock as listed on the NYSE on the date of exercise over (B) the per-share exercise price of such Parent Option as of the Close of the Distribution Date, divided by the Distribution Date Ratio. The per-share exercise of price of such Technologies Option shall be equal to the per-share exercise price of the Parent Option as of the Close of the Distribution Date divided by the Distribution Date Ratio.

          (d) Restricted Stock. Effective Immediately after the Distribution Date, Technologies shall cause all (or, with respect to a Parent and Technologies Non-Employee Director, up to one half (1/2) of all, as elected by the Parent and Technologies Non-Employee Director) restricted shares of Parent Common Stock that are outstanding as of the Close of the Distribution Date and are held by a Technologies Non-Employee Director (or a Parent and Technologies Non-Employee Director, other than Robert N. Burt) to be replaced under the Technologies Non-Employee Director Plan, effective Immediately after the Distribution Date, with a new Award consisting of a number of restricted shares of Technologies Common Stock equal to the total (or, with respect to a Parent and Technologies Non-Employee Director, up to one half (1/2) of the total, as elected by the Parent and Technologies Non-Employee Director) number of restricted shares of Parent Common Stock as of the Close of the Distribution Date multiplied by the Distribution Date Ratio, and then rounded down to the nearest whole share. Technologies shall pay to the holder of each such replacement Award, at the time such replacement Award vests, cash in lieu of any fractional share eliminated by such rounding down of shares equal to the product of (i) the fraction represented by such fractional share; and (ii) the closing price of the Technologies Common Stock as listed on the NYSE on the date such replacement Award vests.

     6.6  Rabbi Trusts.

          (a) Establishment of Mirror Rabbi Trusts. Effective as of May 1, 2001, Technologies shall establish or cause to be established the Technologies Rabbi Trusts as grantor trusts subject to Sections 671 et seq. of the Code, which shall be substantially identical in all material features to the Parent Rabbi Trusts funding the Parent Salaried Employees' Equivalent Retirement Plan and the Parent Executive Severance Plan. Effective as of May 1, 2001, Technologies shall assume the Moorco International, Inc. Executive Retirement Trust. Effective no later than Immediately after the Distribution Date, Technologies shall establish, or cause to be established, a Technologies Rabbi Trust as a grantor trust subject to Sections 671 et seq. of the Code, which shall be substantially identical in all Material Features to the Parent Rabbi Trust funding the Parent Non-Qualified Savings and Investment Plan.

          (b) Funding of Technologies Rabbi Trust. Effective as of May 1, 2001, Technologies shall make a de minimus contribution to the Technologies Rabbi Trusts established to fund the Technologies Salaried Employees' Equivalent Retirement Plan and the Technologies Executive Severance Plan to the extent necessary to maintain such Technologies Rabbi Trusts as springing rabbi trusts. As of the earlier of the Close of the Distribution Date and the date when assets are first transferred or contributed to the Technologies Rabbi Trust funding the Technologies Non-Qualified Savings and Investment Plan (the "Rabbi Trust
                                                             -----------
Determination Date"), Technologies shall determine the amount of the Liabilities
------------------
under the Parent Non-Qualified Savings and Investment Plan that are payable from the Parent Rabbi Trust funding the Parent Non-Qualified Savings and Investment Plan. Subject to the completion of the asset transfer described in the next sentence, and effective as of the Distribution Date: (i) the Parent Rabbi Trust funding the Parent Non-Qualified Savings and Investment Plan shall transfer to the corresponding Technologies Rabbi Trust, and such Technologies Rabbi Trust shall assume and be responsible for all Liabilities of the corresponding Parent Rabbi Trust with respect to benefits accrued by Transferred Individuals through the Distribution Date and (ii) Parent shall have no responsibility for such Liabilities. As soon as practicable after the Distribution Date, there shall be transferred from the Parent Rabbi Trust funding the Parent Non-Qualified Savings and Investment Plan to the corresponding Technologies Rabbi Trust a portion of the assets thereof, representing an amount equal to the value of the balances of all notational accounts of the participants in the Parent Non-Qualified Savings and Investment Plan who are, as of the date of transfer, Transferred Individuals. Balances in the Parent stock fund shall be transferred to the Technologies stock fund in accordance with the terms of Section 6.4. Parent and
                                                        -----------
Technologies agree to use their best efforts to make transfers in kind to the extent practicable so as to preserve the investment decisions as in effect on the date of transfer.

                                  ARTICLE VII
                                OTHER BENEFITS

          Notwithstanding anything herein to the contrary, Parent shall retain all Liabilities for specified benefits as detailed below.

          (a) Severance. Parent shall retain all Liabilities for any severance benefit payable to (i) any employee of Parent or Technologies with respect to a termination of service prior to May 1, 2001; and (ii) any employee who is not a Technologies Individual.

          (b) Executive Bonuses. Parent shall retain all Liabilities for any bonus awarded prior to the IPO and payable to any executive of Parent or Technologies for performance related to the IPO and/or Distribution.

          (c) Retention Bonuses. Parent shall retain all Liabilities of any stay bonus payable to any current or former employee of Parent and all Liabilities for the cost of any stay bonuses payable to any current or former employee of Technologies. Parent shall pay Technologies an amount equal to (i) any retention bonus paid by Technologies in cash; plus, (ii) the aggregate number of restricted shares of Technologies Common Stock issued in replacement of restricted stock retention bonuses pursuant to Section 6.3(b) Restricted Stock,
                                               --------------
multiplied by the closing of price of the Technologies Common Stock on January 2, 2002. Parent shall make such payment to Technologies within ten (10) business days after Technologies' request for payment.


                                 ARTICLE VIII
                          GENERAL AND ADMINISTRATIVE

     8.1 Payment of Administrative Costs and Expenses.

          (a) Shared Costs. Parent and Technologies shall each be responsible for their allocable share of such budgeted costs and any increases in such budgeted costs through December 31, 2002 incurred in the administration of the Parent Plans or the Technologies Plans; including, without limitation, (i) all internal administrative costs of the Benefits and Employee Services Organization; (ii) all external administrative costs for management of assets, recordkeeping, communications, benefit delivery, insurance fees and commissions, consultant, accounting, actuarial and legal expenses, printing, photocopying, mailing and other expenses; and (iii) all COBRA administrative expenses. To the extent such administrative expenses are not chargeable to the trusts established to fund the Plans pursuant to the guidelines in effect at the time, effective for periods on or after May 1, 2001, Parent shall pay to Technologies its allocable share of such costs which shall be equal to the total cost less Technologies' allocable share of such costs determined through the cycle billing process based on the corporate divisions constituting part of the Technologies Business, as set forth on Schedule E, consistent with past practice. With
                          ----------
respect to any corporate staff costs or additional unanticipated expenses that are not billed through the cycle billing process, Parent shall pay to Technologies its allocable share of such costs which shall be equal to the total amount of such costs, less Technologies' allocable share of such costs, based on a head count of the individuals within the corporate divisions constituting part of the Technologies Business, as set forth on Schedule E, or, in the event such
                                              ----------
costs are fixed costs that cannot be allocated on such basis, Parent's allocable share shall be equal to one half (1/2) of such costs. Additional detail on shared costs is provided in the Transition Services Agreement.

         (b) Administrative Personnel. A schedule of the individuals employed in certain Parent corporate business functions who have been designated to become employees of Technologies or a Technologies Entity (the "Technologies
                                                         ------------
Administrative Employees") has been agreed to by Parent and Technologies. The
------------------------
Technologies Administrative Employees shall remain on Parent's payroll at least until the Distribution Date, and such individuals shall become Technologies Individuals on the later of the Distribution Date or the Transfer Date.

     8.2 Payment of Liabilities, Plan Expenses and Related Matters.

         (a) Actuarial and Accounting Methodologies and Assumptions. For purposes of this Agreement, unless specifically indicated otherwise: (i) all actuarial methodologies and assumptions used for a particular Plan shall (except to the extent otherwise determined by Parent and Technologies to be reasonable or necessary) be substantially the same as those used in the actuarial valuation of that Plan used to determine minimum funding requirements under ERISA (S) 302 and Code (S) 412 for 2001, or, if such Plan is not subject to such minimum funding requirements, used to determine Parent's deductible contributions under Code (S) 419A or, if such Plan is not subject to Code (S) 419A, the assumptions used to prepare Parent's audited financial statements for 2000, as the case may be; and (ii) the value of plan assets shall be the value established for purposes of audited financial statements of the relevant plan or trust for the period ending on the date as of which the valuation is to be made. Technologies Liabilities relating to, arising out of or resulting from the status of Technologies and the Technologies Entities as Participating Companies in Parent Plans, as provided for in Section 2.2 and all accruals relating thereto shall be
                          -----------
determined by Technologies using actuarial assumptions and methodologies, including, without limitation, assumptions with respect to demographics, medical trends and other relevant factors, determined by Technologies in a manner consistent with Parent's practice as in effect on the Assumption Time and in conformance with the generally accepted actuarial principles promulgated by the American Academy of Actuaries, the Code, ERISA, and/or generally accepted accounting principles, as applicable, in each case as interpreted by Technologies consistent with Parent's past practice. Except as otherwise contemplated by this Agreement or as required by law, all determinations as to the amount or valuation of any assets of or relating to any Parent Plan, whether or not such assets are being transferred to a Technologies Plan, shall be made pursuant to procedures to be established by the parties before the Assumption Time.

         (b) Determination of Employee Status. In determining the number of individuals in any particular group of employees described in this Agreement, such as Transferred Individuals and Technologies Individuals, no individual shall be counted twice, even if, for example, he or she is both a Technologies Individual and a Transferred Individual. Determinations of what entity employs or employed a particular individual shall be made by reference to the applicable legal entity and/or other appropriate division code, to the extent possible, and if not shall be made by reference to the last location of employment of the individual, whether with Parent, a Parent Entity, Technologies or a Technologies Entity.

         (c) Contributions to Trusts. Technologies shall pay its share of any contributions made to any trust maintained in connection with a Parent Plan with respect to any period while Technologies or a Technologies Entity is a Participating Company in that Parent Plan.

     8.3 Sharing of Participant Information. Parent and Technologies shall share, Parent shall cause each applicable Parent Entity to share, and Technologies shall cause each applicable Technologies Entity to share, with each other and their respective agents and vendors, without obtaining releases, all participant information necessary for the efficient and accurate administration of each of the Parent Plans and the Technologies Plans in accordance with the terms of this Agreement. For periods beginning May 1, 2001, Parent and Technologies shall coordinate access to information through the Benefits and Employee Services Organization within Technologies. Parent and Technologies and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration. Until December 31, 2002, all participant information shall be provided in the manner and medium as in effect of the Close of the Distribution Date, unless otherwise agreed to by Parent and Technologies.

     8.4 Reporting and Disclosure and Communications to Participants. While Technologies is a Participating Company in the Parent Plans, Technologies shall take, and shall cause each other applicable Technologies Entity to take, all actions necessary or appropriate to facilitate the distribution of all Parent Plan-related communications and materials to employees, participants and beneficiaries, including, without limitation, summary plan descriptions, summaries of material modification, summary annual reports, investment information, prospectuses, notices and enrollment material for the Technologies Plans. For periods beginning on or after May 1, 2001, Parent shall pay Technologies the cost relating to the copies of all such documents provided to Technologies, except to the extent such costs are charged pursuant to Section
                                                                      -------
8.1. Parent and Technologies shall assist each other in complying with all
---
reporting and disclosure requirements of ERISA, including, without limitation, the preparation of Form 5500 annual reports for the Parent Plans and the Technologies Plans, where applicable.

     8.5 Non-Termination of Employment; No Third-Party Beneficiaries. No provision of this Agreement or the Separation and Distribution Agreement shall be construed to create any right, or accelerate entitlement, to employment or to any compensation or benefit whatsoever on the part of any Technologies Individual, Transferred Individual or other future, present or former employee of Parent, a Parent Entity, Technologies, or a Technologies Entity under any Parent Plan or Technologies Plan or otherwise. Without limiting the generality of the foregoing: (a) neither the Distribution nor the termination of the Participating Company status of Technologies or a Technologies Entity shall cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the Parent Plans, any of the Technologies Plans, or any of the Individual Agreements; and (b) except as expressly provided in this Agreement, nothing in this Agreement shall preclude Technologies, at any time after the Close of the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Technologies Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any Technologies Plan.

         8.6 Plan Audits.

               (a)  Audit Rights With Respect to Information Provided.

                    (i) Each of Parent and Technologies, and their duly authorized representatives, shall have the right to conduct audits with respect to all information provided to it by the other party. The party conducting the audit (the "Auditing Party") shall have the sole discretion to determine the
            --------------
procedures and guidelines for conducting audits and the selection of audit representatives under this Section 8.6(a). The Auditing Party shall have the
                           --------------
right to make copies of any records at its expense, subject to the confidentiality provisions set forth in the Separation and Distribution Agreement, which are incorporated by reference herein. The party being audited shall provide the Auditing Party's representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide workspace to its representatives. After any audit is completed, the party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within five business days after receiving such draft.

                    (ii) The Auditing Party's audit rights under this Section
                                                                      -------
8.6(a) shall include the right to audit, or participate in an audit facilitated
------
by the party being audited, of any Subsidiaries and Affiliates of the party being audited and of any benefit providers and third parties with whom the party being audited has a relationship, or agents of such party, to the extent any such persons are affected by or addressed in this Agreement (collectively, the "Non-parties"). The party being audited shall, upon written request from the
 -----------
Auditing Party, provide an individual (at the Auditing Party's expense) to supervise any audit of a Non-party. The Auditing Party shall be responsible for supplying, at the Auditing Party's expense, additional personnel sufficient to complete the audit in a reasonably timely manner. The responsibility of the party being audited shall be limited to providing, at the Auditing Party's expense, a single individual at each audited site for purposes of facilitating the audit.

               (b) Audits Regarding Vendor Contracts. From Immediately after the Distribution Date through December 31, 2002, Parent and Technologies and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the Parent Health and Welfare Plans and the Technologies Health and Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendor's internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. Parent and Technologies shall agree on the performance standards, audit methodology, auditing policy and quality measures and reporting requirements relating to the audits described in this Section 8.6 and the manner
                                                      -----------
in which costs incurred in connection with such audits will be shared.

         8.7 Beneficiary Designations. All beneficiary designations made by Transferred Individuals for Parent Plans shall be transferred to and be in full force and effect under the corresponding Technologies Plans until such beneficiary designations are replaced or revoked by the Transferred Individual who made the beneficiary designation.

        8.8 Requests for IRS Rulings and DOL Opinions.

               (a) Cooperation. Technologies shall cooperate fully with Parent on any issue relating to the transactions contemplated by this Agreement for which Parent elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL. Parent shall cooperate fully with Technologies with respect to any request for a determination letter or private letter ruling from the IRS or advisory opinion from the DOL with respect to any of the Technologies Plans relating to the transactions contemplated by this Agreement.

               (b) Applications. Parent and Technologies shall make such applications to regulatory agencies, including the IRS and DOL, as may be necessary to ensure that any transfers of assets from the Parent VEBA to the Technologies VEBA will neither (i) result in any adverse tax, legal or fiduciary consequences to Parent and Technologies, the Parent VEBA, the Technologies VEBA, any participant therein or beneficiaries thereof, or any of Parent VEBA, any successor welfare benefit funds established by or on behalf of Technologies, or the trustees of such trusts, nor (ii) contravene any statute, regulation or technical pronouncement issued by any regulatory agency. Technologies and Parent agree to cooperate with each other to fulfill any filing and/or regulatory reporting obligations with respect to such transfers.

               (c) Life Insurance. To the extent the transfer or allocation of all or a portion of any life insurance policies results in any adverse tax or legal consequences, including, without limitation, (i) any finding that such transfer results in the creation of a modified endowment contract within the meaning of Section 7702A of the Code, a transfer for valuable consideration within the meaning of Section 101(a) of the Code, or a lack of insurable interest for either Parent or Technologies (or their respective trusts, if any), or (ii) multiple claims for insurance proceeds, Parent and Technologies shall take such steps as may be necessary to contest any such finding and, to the extent of any final determination that such adverse tax or legal consequences will result, Parent and Technologies shall make such further adjustments so as to place both parties in the proportionate financial position that they each would have been in relative to the other but for such adverse tax or legal consequences.

        8.9 Fiduciary Matters.

               (a) Fiduciary Status. Parent and Technologies each acknowledges that certain actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard.

               (b) Independent Fiduciary. Technologies shall retain the right to retain a fiduciary independent of Parent to review and approve the types and value of the assets to be transferred to the Technologies Plans from the Parent Plans as described in Article III and Article IV of this Agreement to the extent
                      -----------     ----------
that such Plans are subject to Part 4 of Title I of ERISA. The foregoing shall not prevent Technologies from engaging any fiduciaries for any other purposes.

        8.10 Payroll Taxes and Reporting of Compensation. Pursuant to the alternative procedure prescribed by Section 5 of Revenue Procedure 84-17, (a) Parent and Technologies shall report on a "predecessor-successor" basis with respect to each Technologies Individual; (b) Technologies shall assume Parent's entire obligation to prepare, file and furnish Forms W-2 for the year ending December 31, 2001 and process garnishments and wage assignments with respect to each Technologies Individual; (c) Parent shall be relieved of any obligation to provide Forms W-2 and process garnishments and wage assignments to each Technologies Individual for the year ending December 31, 2001; and (d) Parent and Technologies will work in good faith to adopt similar procedures under applicable state or local laws and will cooperate with each other in preparing filings and forms relating to such procedures.

         8.11 Collective Bargaining. To the extent any provision of this Agreement is contrary to the provisions of any collective bargaining agreement to which Parent or any Affiliate of Parent is a party, the terms of such collective bargaining agreement shall prevail. Should any provisions of this Agreement be deemed to relate to a topic determined by an appropriate authority to be a mandatory subject of collective bargaining, Parent or Technologies may be obligated to bargain with the union representing affected employees concerning those subjects.

         8.12 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or a union) and such consent is withheld, Parent and Technologies shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Parent and Technologies shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase "reasonable best efforts" as used herein shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.

                                  ARTICLE IX
                                 FOREIGN PLANS

          (a)  This Article IX (a) sets forth certain general principles
                    --------------
relating to Foreign Plans; however, exceptions may be made to those general principles as set forth in Article IX (b). Parent and Technologies shall take
                           --------------
all actions necessary or appropriate so that, effective no later than the Distribution Date, all Foreign Plans have been divided, assumed and/or new Foreign Plans established, to the extent necessary, so that all benefits of individuals other than Transferred Individuals under Foreign Plans, whether accrued or payable before, on or after the Distribution Date, are provided by Parent Foreign Plans, and all benefits of Transferred Individuals under Foreign Plans, whether accrued or payable before, on or after the Distribution Date are provided by Technologies Foreign Plans. If any Foreign Plan that is separated into a Parent Foreign Plan and a Technologies Foreign Plan in connection with or in anticipation of the Distribution is funded through a trust, insurance contract or other funding vehicle, then such funding vehicle shall be divided between such Parent Foreign Plan and Technologies Foreign Plan in proportion to the relative projected benefit obligations of such two Plans, determined immediately after such separation takes place in accordance with local law and custom. From and after the Distribution Date: (i) Parent shall assume or retain, as applicable, and shall be solely responsible for, all Liabilities arising out of or relating to the Parent Foreign Plans; and (ii) Technologies shall assume or retain, as applicable, and shall be solely responsible for, all Liabilities arising out of or relating to the Technologies Foreign Plans.

          (b) Parent and Technologies recognize that it is possible that, in certain cases, applicable law may prohibit the implementation of the general principles set forth in Article IX (a), or that there may be special
                        --------------
circumstances making such implementation inadvisable or impractical. In all such cases, such general principles shall not be implemented and Parent and Technologies shall use their best efforts to develop and implement an alternative approach, and shall enter into such additional agreements as may be necessary or appropriate in connection therewith. Schedule G hereto also sets
                                                  ----------
forth certain exceptions to the general principles set forth in Article IX (a)
                                                                --------------
as of the date of this Agreement.

                                   ARTICLE X
                                 MISCELLANEOUS

         10.1 Effect If Distribution Does Not Occur. If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Close of the Distribution Date, Immediately after the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by Technologies and Parent.

         10.2 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

         10.3 Affiliates. Each of Parent and Technologies shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by a Parent Entity or a Technologies Entity, respectively.

         10.4 Incorporation of Separation and Distribution Agreement Provisions. The following provisions of the Separation and Distribution Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section 10.4 to an "Article" or "Section" shall mean
                           ------------
Articles or Sections of the Separation and Distribution Agreement, and, except as expressly set forth below, references in the material incorporated herein by reference shall be references to the Separation and Distribution Agreement):
Article V Survival and Indemnification; Article VII Access to Information;
--------------------------------------  ---------------------------------
Article XII Negotiation; Article VI Additional Covenants; Article X Termination;
-----------------------  -------------------------------  ---------------------
and Article XI Miscellaneous, other than Section 11.3 Governing Law.
    ------------------------             --------------------------

         10.5 Governing Law. To the extent not preempted by applicable Federal law, this Agreement shall be governed by, construed in accordance with the laws of the State of Delaware (other than the laws regarding choice of laws and conflicts of laws that would apply the substantive laws of any other jurisdiction) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                         FMC CORPORATION


                                         By: /s/ William G. Walter
                                            ------------------------------------
                                         Name:   William G. Walter
                                         Title:  Executive Vice President


                                         FMC TECHNOLOGIES, INC.


                                         By: /s/ Randall S. Ellis
                                            ------------------------------------
                                         Name:   Randall S. Ellis
                                         Title:  Vice President